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   W. R. Berkley Corporation                      NEWS
   475 Steamboat Road                             RELEASE
   Greenwich, Connecticut 06830
   (203) 629-3000
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FOR IMMEDIATE RELEASE                        CONTACT:  Eugene G. Ballard
                                                       Chief Financial Officer
                                                       203-629-3000


          W. R. BERKLEY CORPORATION ANNOUNCES PROPOSED PUBLIC OFFERING



     GREENWICH, CT, November 14, 2002 -- W. R. Berkley Corporation (NYSE: BER) announced today that it intends to file a preliminary prospectus supplement with respect to a public offering of 4,100,000 shares of its common stock. Proceeds of the offering will be used to provide additional capital for its insurance subsidiaries and for general corporate purposes. The Company also intends to grant the underwriters an option to purchase up to 615,000 additional shares to cover over-allotments.

     Merrill Lynch & Co. will be the sole bookrunner on the transaction with Morgan Stanley as a joint lead manager and Salomon Smith Barney as a co-manager. A written prospectus relating to the offering may be obtained from the underwriters.

     A registration statement relating to these securities has been filed with the Securities and Exchange Commission and has become effective. This announcement is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

     Founded in 1967, W. R. Berkley Corporation is an insurance holding company which operates in five segments of the property casualty insurance business: specialty insurance, alternative markets, reinsurance, regional property casualty insurance and international.

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